                                                                     EXHIBIT  23








                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Capsure Holdings Corp. and Subsidiaries on Form S-8 (File No. 33-87048) of our report dated March 1, 1996, on our audits of the consolidated financial statements and financial statement schedules of Capsure Holdings Corp. and Subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in this Annual Report on Form 10-K.



                                                        COOPERS & LYBRAND L.L.P.
Chicago, Illinois
March 20, 1996